UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 25, 2019

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Victory Avenue, Suite 1400
Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2019, PrimeLending, a PlainsCapital Company, or PrimeLending, an indirect wholly owned subsidiary of Hilltop Holdings Inc., or the Company, announced the promotion of Steve Thompson to Chief Executive Officer of PrimeLending, effective as of January 1, 2020. Mr. Thompson currently serves, and will continue to serve, as President of PrimeLending. In connection with the promotion of Mr. Thompson, Todd Salmans, the current Chairman and Chief Executive Officer of PrimeLending, will continue to serve as Chairman of PrimeLending following January 1, 2020.

Mr. Thompson, age 58, has served as President of PrimeLending since 2017. Mr. Thompson joined PrimeLending in 2011 as a Regional Production Leader. After joining PrimeLending, he was successively promoted from Regional Production Leader to Divisional Production Leader and National Production Leader. Mr. Thompson has more than 30 years of mortgage banking experience.

Salmans Retention Agreement

On October 25, 2019, the Company entered into a Retention Agreement with Mr. Salmans to set forth the terms of his ongoing role with PrimeLending. As set forth above, the Company appointed Mr. Thompson to succeed Mr. Salmans as Chief Executive Officer of PrimeLending effective January 1, 2020. The Retention Agreement provides that, as of January 1, 2020, Mr. Salmans will resign as Chief Executive Officer of PrimeLending and from all other positions with the Company and its subsidiaries, other than as Chairman of the Board of Directors of PrimeLending. Pursuant to the Retention Agreement, Mr. Salmans will continue to serve as the Chairman of the Board of Directors of PrimeLending.

For his services, Mr. Salmans is entitled to receive an annual salary of $500,000. Mr. Salmans also is entitled to receive a one-time cash payment of $1,250,000 on January 31, 2020. Following January 1, 2020, Mr. Salmans will not be entitled to participate in the Company’s annual incentive bonus program and long-term incentive award program; provided, however, (i) he will be entitled to receive his annual incentive bonus pursuant to his performance under the annual incentive bonus program for fiscal 2019, which is payable on or before March 15, 2020, and (ii) the restricted stock units previously granted to him will continue to vest until he resigns or is terminated. Additionally, following his resignation or termination, Mr. Salmans will be paid an amount equal to the cost of COBRA for his immediately family and himself for a period of twelve months. Mr. Salmans may resign or be terminated at any time.

The Retention Agreement also includes, among other things, customary non-competition, non-solicitation, non-disparagement, confidentiality and arbitration provisions. The Retention Agreement will succeed the Employment Agreement, as amended, between Mr. Salmans and the Company.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Thompson Employment Agreement

In connection with the promotion of Mr. Thompson as President and Chief Executive Officer of PrimeLending, on October 25, 2019, the Company and Mr. Thompson entered into an employment agreement (the “Employment Agreement”) that will become effective as of January 1, 2020 and remain in effect until December 31, 2022. Pursuant to the Employment Agreement, Mr. Thompson is entitled to an annual base salary of $725,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board (the “Incentive Bonus”), and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board. With respect to calendar year 2020, the Employment Agreement provides that the value of his long-term incentive award to be granted in 2020 will be at least $300,000. Mr. Thompson also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company.

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Additionally, the Employment Agreement provides that on January 1, 2020, Mr. Thompson will receive a sign-on grant of restricted stock units having an aggregate fair market value of $125,000 on the date of grant (the “Sign-On Grant”). The Sign-On Grant will be subject to the terms and conditions of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) and an award agreement between the Company and Mr. Thompson, which will provide that the restricted stock units underlying the Sign-On Grant will cliff vest on the third anniversary of the grant date, subject to early termination or forfeiture in accordance with the award agreement.

If the Employment Agreement is terminated (1) by Mr. Thompson, (2) by the Company for “Cause” (as such term is defined in the Employment Agreement), or (3) in the event of Mr. Thompson’s death or disability, Mr. Thompson (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the Employment Agreement, restricted stock unit award agreements or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination (collectively, the “Accrued Amounts”). With respect to a termination resulting from Mr. Thompson’s death or disability, Mr. Thompson also will receive a pro rata portion of his target Incentive Bonus for such period.

If Mr. Thompson’s employment is terminated by the Company without “Cause” (other than pursuant to a “Change in Control” (as such term is defined in the Employment Agreement)), Mr. Thompson will be entitled to receive the Accrued Amounts and, subject to his execution and delivery to the Company of a release, (i) a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination and (ii) an amount equal to the cost of COBRA for his immediate family and himself for a period of twelve months following such termination of employment.

If Mr. Thompson’s employment is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control,” Mr. Thompson will be entitled to receive the Accrued Amounts and (i) a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination and (ii) an amount equal to the cost of COBRA for his immediate family and himself for a period of twelve months following such termination of employment, provided that Mr. Thompson executes and delivers a release to the Company.  Any unvested restricted stock unit awards, including the Sign-On Grant, also will vest if Mr. Thompson is terminated without “Cause” within the 12 months immediately following, or the six months immediately preceding, a “Change in Control.” Notwithstanding, any amounts payable to Mr. Thompson upon a “Change in Control” shall not constitute a “parachute payment” and will be reduced accordingly.

The Employment Agreement also includes, among other things, customary non-competition, non-solicitation, non-disparagement, confidentiality and arbitration provisions.

A copy of the Employment Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

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Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
10.1	Retention Agreement by and between Hilltop Holdings Inc. and Todd Salmans, dated as of October 25, 2019, but effective January 1, 2020.

10.2	Employment Agreement by and between Hilltop Holdings Inc. and Steve Thompson, dated as of October 25, 2019, but effective January 1, 2020.

104	Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	October 30, 2019	By:	/s/ COREY PRESTIDGE
			Name:	Corey G. Prestidge
			Title:	Executive Vice President,
General Counsel & Secretary

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